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As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Staples, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2896127 (I.R.S. Employer Identification Number)
500 Staples Drive, Framingham, Massachusetts 01702 (Address of Principal Executive Offices) (Zip Code)

2004 Stock Incentive Plan
Amended and Restated 1998 Employee Stock Purchase Plan
Amended and Restated International Employee Stock Purchase Plan
(Full Title of the Plan)

John J. Mahoney
Executive Vice President, Chief Administrative Officer
and Chief Financial Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
(Name and Address of Agent For Service)

(508) 253-5000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Staples Common Stock, $0.0006 par value per share	21,030,000 shares(2)	$28.685(3)	$603,245,550(3)	$76,431.21

Staples Common Stock, $0.0006 par value per share	4,670,000 shares(4)	N/A	N/A	N/A

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of (i) 18,330,000 shares issuable under the 2004 Stock Incentive Plan, (ii) 2,100,000 shares issuable under the Amended and Restated 1998 Employee Stock Purchase Plan; and (iii) 600,000 shares issuable under the Amended and Restated International Employee Stock Purchase Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Staples Common Stock as reported on the Nasdaq National Market on June 14, 2004.

(4)
These 4,670,000 shares were originally registered on August 27, 2001 in connection with Staples' Amended and Restated 1992 Equity Incentive Plan pursuant to a Registration Statement on Form S-8 (File No. 333-68426), and a registration fee was paid at that time. Staples is transferring such 4,670,000 shares from the prior registration statement to this registration statement for use under the 2004 Stock Incentive Plan and has filed a Post-Effective Amendment to the prior registration statement reflecting such transfer.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.

        The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a)   The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c)   The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

        Except as hereinafter set forth, there is no provision of Staples' certificate of incorporation, or any contract, arrangement or statute under which any director or officer of Staples is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Staples' second restated certificate of incorporation provides that Staples shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Staples' second restated certificate of incorporation also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

        Staples' amended and restated by-laws contain provisions to the effect that each director and officer of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if any of the following determine that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct:

  •
  by the board of directors by a majority vote of a quorum consisting of disinterested directors;

  •
  if a quorum consisting of disinterested directors is not obtainable, by a majority of a committee of two or more disinterested directors;

  •
  independent legal counsel;

  •
  if the board directs, by the stockholders; or

  •
  by a court of competent jurisdiction.

        It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of Staples, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        Staples maintains directors and officers liability insurance for the benefit of its directors and certain officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

        1.    Item 512(a) of Regulation S-K.    The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.    Item 512(b) of Regulation S-K.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    Item 512(h) of Regulation S-K.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on this 7th day of June, 2004.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (principal executive officer)	June 7, 2004
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (principal financial officer and principal accounting officer)	June 11, 2004
/s/ BASIL L. ANDERSON Basil L. Anderson	Vice Chairman and Director	June 7, 2004
/s/ BRENDA C. BARNES Brenda C. Barnes	Director	June 7, 2004

/s/ ARTHUR M. BLANK Arthur M. Blank	Director	June 7, 2004
/s/ MARY ELIZABETH BURTON Mary Elizabeth Burton	Director	June 7, 2004
/s/ GARY L. CRITTENDEN Gary L. Crittenden	Director	June 7, 2004
/s/ RICHARD J. CURRIE Richard J. Currie	Director	June 7, 2004
/s/ GEORGE J. MITCHELL George J. Mitchell	Director	June 7, 2004
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director	June 7, 2004
/s/ ROBERT C. NAKASONE Robert C. Nakasone	Director	June 7, 2004
/s/ THOMAS G. STEMBERG Thomas G. Stemberg	Chairman of the Board	June 7, 2004
/s/ MARTIN TRUST Martin Trust	Director	June 7, 2004
/s/ PAUL F. WALSH Paul F. Walsh	Director	June 8, 2004

INDEX TO EXHIBITS

Number	Description
4.1(1)	Second Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 (File No. 0-17586).

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (File No. 0-17586).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS